Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-173987) and Form S-8 (No. 333-208793, No. 333-207616, No. 333-202142, No. 333-193941, 333-186675, 333-178986, 333-173939, 333-171632, 333-164268, 333-156659, 333-148487, 333-137676) of Shutterfly, Inc. of our report dated February 12, 2016 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 12, 2016